                                                                    EXHIBIT 10.1

================================================================================

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                  METRETEK CONTRACT MANUFACTURING COMPANY, INC.

                                       AND

                             METRETEK, INCORPORATED

                                   AS SELLERS

                                       AND

                             INSTRUTECH FLORIDA, LLC

                                  AS PURCHASER

                                  DATED AS OF:

                                DECEMBER 29, 2004

================================================================================

                                TABLE OF CONTENTS

Section 1. Sale and Purchase of the Assets.......................................................................  1
    Section 1.1 Sale and Purchase................................................................................  1
    Section 1.2 Excluded Assets..................................................................................  2
    Section 1.3 Liabilities......................................................................................  3
    Section 1.4 Accounts Receivable..............................................................................  3
    Section 1.5 Inventory........................................................................................  4
    Section 1.6 License of Trade Name............................................................................  4
    Section 1.6 Leased Equipment......------.....................................................................  4

Section 2. Purchase Price and Payment............................................................................  4
    Section 2.1 Purchase Price...................................................................................  5
    Section 2.2 Note.............................................................................................  5
    Section 2.3 Option...........................................................................................  5

Section 3. Representations and Warranties of Sellers.............................................................  5
    Section 3.1 Organization.....................................................................................  5
    Section 3.2 Subsidiaries.....................................................................................  5
    Section 3.3 Power and Authority..............................................................................  5
    Section 3.4 Enforceability...................................................................................  5
    Section 3.5 No Conflicts.....................................................................................  6
    Section 3.6 Consents.........................................................................................  6
    Section 3.7 Proceedings......................................................................................  6
    Section 3.8 Broker's Fees....................................................................................  6
    Section 3.9 Taxes............................................................................................  6
    Section 3.10 Title to and Condition of Assets................................................................  7
    Section 3.11  Real Property..................................................................................  7

Section 4. Representations and Warranties of Purchaser...........................................................  7
    Section 4.1 Organization.....................................................................................  7
    Section 4.2 Power and Authority..............................................................................  7
    Section 4.3 Enforceability...................................................................................  8
    Section 4.4 No Conflicts.....................................................................................  8
    Section 4.5 Consents.........................................................................................  8
    Section 4.6 No Proceedings...................................................................................  8
    Section 4.7 No Brokers.......................................................................................  8

Section 5. Pre-Closing Covenants.................................................................................  8
    Section 5.1 Conduct of Business of Sellers...................................................................  8
    Section 5.2 Access...........................................................................................  8
    Section 5.3 Risk of Loss.....................................................................................  9
    Section 5.4 Consummation of Transactions.....................................................................  9
    Section 5.5 Public Announcements.............................................................................  9
    Section 5.6 Notification of Certain Matters..................................................................  9

    Section 5.7 No Shopping......................................................................................  9
    Section 5.8 Employee Matters.................................................................................  9

Section 6. Conditions Precedent to Purchaser's Closing Obligations............................................... 10
    Section 6.1 Accuracy of Representations and Warranties....................................................... 10
    Section 6.2 Performance of Covenants......................................................................... 10
    Section 6.3 No Proceedings................................................................................... 10
    Section 6.4 Deliveries at Closing............................................................................ 10
    Section 6.5 Consents......................................................................................... 11
    Section 6.6 Orthomatic Purchase Orders....................................................................... 11

Section 7. Conditions Precedent to Sellers' Obligations.......................................................... 11
    Section 7.1 Accuracy of Representations and Warranties....................................................... 11
    Section 7.2 Performance of Covenants......................................................................... 11
    Section 7.3 No Proceedings................................................................................... 11
    Section 7.4 Deliveries at Closing............................................................................ 11
    Section 7.5 Consents......................................................................................... 11
    Section 7.6 Orthomatic Settlement Agreement.................................................................. 11

Section 8. The Closing........................................................................................... 11
    Section 8.1 Date and Place................................................................................... 11
    Section 8.2 Deliveries by Sellers............................................................................ 11
    Section 8.3 Deliveries by Purchaser.......................................................................... 12
    Section 8.4 Effectiveness of Closing......................................................................... 12

Section 9. Survival and Indemnification.......................................................................... 12
    Section 9.1 Survival......................................................................................... 12
    Section 9.2 Indemnification by Sellers....................................................................... 13
    Section 9.3 Indemnification by Purchaser..................................................................... 13
    Section 9.4 Claims for Indemnification....................................................................... 13
    Section 9.5 Exclusive Remedy................................................................................. 14
    Section 9.6 Effect of Knowledge.............................................................................. 14
    Section 9.7 Limitation on Liability.......................................................................... 14

Section 10.  Additional Post-Closing Covenants................................................................... 14
    Section 10.1 Further Assurances.............................................................................. 14
    Section 10.2 Taxes........................................................................................... 15
    Section 10.3 Sellers Warranty Obligations.................................................................... 15
    Section 10.4 Contract Manufacturing of Metretek Florida's AMR Business....................................... 15
    Section 10.5 Bridge Loan..................................................................................... 15
    Section 10.6 Security Interest in Assets of Purchaser........................................................ 16
    Section 10.7 Purchaser's Use of Sellers' Accounting System................................................... 16
    Section 10.8 Purchaser's Use of Sellers' Facilities.......................................................... 16
    Section 10.9 Metretek Florida Invoices for Contract Manufacturing Inventory.................................. 16
    Section 10.10 Metretek Florida Right of Inspection of Inventory and Records.................................. 16

Section 11. Termination and Confidentiality...................................................................... 17
    Section 11.1 Events of Termination Prior to Closing.......................................................... 17
    Section 11.2 Events of Termination After Closing............................................................. 17
    Section 11.3 Effects of Termination.......................................................................... 17
    Section 11.4 Confidentiality................................................................................. 18

Section 12.  General Provisions.................................................................................. 18
    Section 12.1 Governing Law................................................................................... 18
    Section 12.2 Expenses........................................................................................ 18
    Section 12.3 Assignment...................................................................................... 18
    Section 12.4 Amendments...................................................................................... 18
    Section 12.5 Notices......................................................................................... 19
    Section 12.6 Waiver.......................................................................................... 20
    Section 12.7 Severability.................................................................................... 20
    Section 12.8 Headings........................................................................................ 20
    Section 12.9 Successors and Assigns.......................................................................... 20
    Section 12.10 Interpretation of Certain Provisions........................................................... 20
    Section 12.11 No Third Party Beneficiaries................................................................... 21
    Section 12.12 Construction................................................................................... 21
    Section 12.13 Schedules and Exhibits......................................................................... 21
    Section 12.14 Specific Performance; Cumulative Remedies...................................................... 21
    Section 12.15 Counterparts................................................................................... 21
    Section 12.16 Entire Agreement............................................................................... 21

Signature Page................................................................................................... 23

SCHEDULES

      1.1(a ) Equipment
      1.1(c)  Assumed Contracts
      1.2     Excluded Assets
      1.3 (a) Leased Equipment
      1.3 (b) Assumed Liabilities
      3.10    Liens

EXHIBITS

      A       Promissory Note
      B       Security Agreement
      C       Option Agreement
      D       Bill of Sale

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 30th day of December, 2004, by and among METRETEK CONTRACT MANUFACTURING COMPANY, INC., a Florida corporation ("MCM"), METRETEK, INCORPORATED, a Florida corporation ("Metretek Florida" and, collectively with MCM, "Sellers"), and INSTRUTECH FLORIDA, LLC, a Colorado limited liability company ("Purchaser").

                              W I T N E S S E T H:

      WHEREAS, MCM, which is a subsidiary of Metretek Florida, is engaged in the business of manufacturing electronic circuit boards, subassemblies and similar product manufacturing and assembly (the "Business"); and

      WHEREAS, Sellers desire to sell, and Purchaser desires to purchase, substantially all of the assets of Sellers relating to the operation of the Business, upon the terms and subject to the conditions set forth herein; and

      WHEREAS, after the transactions contemplated hereby, Metretek Florida will continue to operate its automated meter reading ("AMR") and telecommunications business (the "AMR Business"), and no assets or properties used primarily in the AMR Business will be sold or purchased hereunder;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.SALE AND PURCHASE OF THE ASSETS

      SECTION 1.1 SALE AND PURCHASE. At the Closing (as defined below), upon the terms and subject to the conditions set forth in this Agreement, Sellers shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and acquire from Sellers, all of Sellers' right, title and interest in and to all the assets and properties of Sellers of every kind, character and description, whether now owned or hereafter acquired by Sellers prior to the Closing Date, whether tangible or intangible, and wherever located, which are owned, used or held for use in connection with, or otherwise related to, the Business, other than the Excluded Assets as defined in Section 1.2 hereof (all of which (other than the Excluded Assets) are collectively referred to herein as the "Assets"), including, but not limited to, all of the following assets and properties of Sellers that are used primarily in the Business:

            (a) equipment, machinery, office furniture, fixtures, tools, dies, spare parts, appliances, computer hardware, office equipment and supplies, and all other items of tangible personal property, including, without limitation, the personal property and equipment set forth on Schedule 1.1(a);

            (b) the agreements, contracts and commitments of Sellers set forth on Schedule 1.1(c), and all rights thereunder (the "Assumed Contracts");

            (c) technologies, materials, formulations, data bases, trade secrets, confidential business information, manufacturing and production processes and techniques, know-how, formulas, inventions, ideas, drawings, specifications, customer and supplier lists, pricing and cost information, and other intellectual property and intangible property of every kind and nature;

            (d) computer software (including documentation and related object and source codes);

            (e) rights and interests under orders, bids, quotations, commitments, jobs in progress and similar arrangements relating to the purchase or sale of Sellers' goods and services, to the extent (i) not fulfilled prior to the Closing Date, and (ii) not rejected in the sole discretion of Purchaser;

            (f) franchises, approvals, permits, licenses, qualifications, authorizations, orders, registrations, certificates, variances, and similar rights obtained from or issued by any Governmental Authority (as defined below), and all pending applications therefor;

            (g) rights and interests of Sellers under all warranties, guarantees and covenants not to compete for the benefit of the Business or the Assets;

            (h) books, records, accounts, ledgers, files, data, documents, forms, correspondence, lists, plats, architectural plans, drawings, specifications, creative materials, advertising and promotional literature and materials, studies, reports, and other printed, written, machine readable, electronic or computer-generated materials to the extent they relate to the Assets or the Business; and

            (i) the Business as a going concern and all goodwill associated with the Assets and the Business.

      SECTION 1.2 EXCLUDED ASSETS. Notwithstanding any provision in Section 1.1 or elsewhere herein to the contrary, the Assets shall not include any of the following (collectively referred to herein as the "Excluded Assets"):

            (a) all right, title and interest in and to all the assets and properties of Sellers of every kind, character and description, whether now owned or hereafter acquired by Sellers, whether tangible or intangible, and wherever located, which are primarily used or held for use in connection with, or otherwise primarily related to, the AMR Business;

            (b) the Purchase Price (as defined below) and all other rights accruing to Sellers under this Agreement;

            (c) those assets disposed of in the ordinary course of business or as permitted by this Agreement;

            (d) the rights to all of Sellers' claims for any federal, state, local or foreign tax refunds or adjustments;

            (e) cash and cash equivalent items;

            (f) inventories, including raw materials, work in process, finished goods, inventories held by customers on a consignment basis, stores, supplies, materials, manufactured and purchased parts ("Inventories");

            (g) accounts receivable;

            (h) insurance policies, surety bonds, prepaid insurance premiums, insurance claims and refunds and adjustments on insurance policies and claims;

            (i) the corporate name "Metretek" and any variations thereof, other than the license of the name "Metretek Contract Manufacturing" as provided herein;

            (j) all leases and subleases of property, real or personal; and

            (k) the corporate franchise of Sellers and the records of all matters pertaining to its corporate existence including minute books, stock transfer books, tax returns, and tax identifications, books of account and other records pertaining to Sellers' corporate organization;

            (l) the assets, properties and rights set forth on Schedule 1.2.

      SECTION 1.3 LIABILITIES.

            (a) ASSUMED LIABILITIES. Notwithstanding any other provision herein to the contrary, Purchaser is not assuming and shall have no obligation to pay, perform or discharge any liabilities, debts, accounts payable or other obligations or commitments of Sellers or relating to the Assets or the Business incurred, arising or accruing prior to the Closing, including but not limited to the lease in effect on the date hereof for the use of the facility in which the Business is currently operated (the "Facility") and the leased equipment described on Schedule 1.3(a); provided, however, that from and after the Closing Date, Purchaser shall assume, and thereafter shall discharge, perform and pay when due, the debts, liabilities and obligations of Sellers (a) arising under the Assumed Contracts, and (b) that are set forth on Schedule 1.3(b) (the "Assumed Liabilities").

            (b) COSTS OF OPERATIONS. Purchaser shall pay all costs of operating the Business after the Closing Date, including but not limited to the property and liability insurance costs on the Facility and the operation of the Business and the protection of the Assets and the utility costs to operate the Facility, except that Sellers and Purchaser shall in good faith agree to an allocation of the utility costs of the Facility between Purchaser in operating the Business and Sellers in operating the continuing business of Metretek Florida (the "AMR Business"), and each party shall pay its pro rata allocation thereof, provided that in no event shall Purchaser be obligated to pay all or any portion of (i) the current Facility lease rental payments and any other payments required of the tenant of the Facility, including, but not limited to taxes associated with the lease of the Facility (but excluding property and liability insurance on the Facility, which shall be the responsibility of Purchaser after the Closing
Date), and (ii) the lease payments and
other costs associated with the Leased Equipment, other than costs of insurance, which shall be the responsibility of Purchaser after the Closing Date.

      SECTION 1.4 ACCOUNTS RECEIVABLE. All accounts receivable relating to Sellers and the Assets arising prior to the Closing Date shall be and remain the sole and exclusive property of Sellers, and Purchaser shall have no duty to collect the same and, to the extent Purchaser receives any payments from customers after the Closing Date that are attributable to accounts receivable arising or accruing prior to the Closing Date, Purchaser shall promptly notify Sellers of such receipt and forward such payments to Sellers in full, without deduction, cost or offset.

      SECTION 1.5 INVENTORY. All Inventory purchased by Sellers prior to the Closing shall be and remain the sole and exclusive property of Sellers after the Closing. After the Closing and at such times when Purchaser requires portions of the Inventory in Purchaser's operation of the Business, Purchaser shall use its commercially reasonable efforts to use in Purchaser's operation of the Business and purchase from Sellers Inventory in the possession of Sellers on an "as needed" basis, at a price equal to fair market value of such Inventory on the dates of purchase by Purchaser. Prior to the purchase of each particular item of Inventory, Purchaser and Sellers shall agree on the fair market value of the Inventory purchased by Purchaser (provided that if either party deems the fair market value of the purchased items of Inventory to be different from their actual cost to Sellers, such party shall have a duty to document and demonstrate the difference, and if it fails to reasonable demonstrate such difference, then the parties shall be deemed to have agreed that Sellers' cost for such items represent the fair market value thereof). Purchaser shall pay for items of Inventory used by Purchaser in immediately available funds to Sellers within 60 calendar days of the date of billing furnished by Sellers to Purchaser, as further provided in Section 10.9.

      SECTION 1.6 LICENSE OF TRADE NAME. In the event the Closing occurs, then for a period of six months commencing on the Closing Date, Sellers hereby grant to Purchaser a non-exclusive, non-transferable, royalty-free license to use the name "Metretek Contract Manufacturing Company" and variations thereof (the "Trade Name"), solely in connection with the Business. Purchaser covenants that so long as this license is in effect, Purchaser shall not (i) use the Trade Name for any purpose other than in connection with the Business, (ii) knowingly use the Trade Name in a manner that infringes with the intellectual property rights of any other Person, (iii) disparage the Trade Name or the Sellers or their assets, business, property or affiliates, (iv) use the Trade Name in any manner adverse to the value or quality of the Trade Name or of the Sellers, or (v) hold itself out as having, or in any way attempt to acquire, any further interest in the Trade Name. Upon the request of Purchaser, Sellers may, but shall not be required to, extend the term of the license of the Trade Name, in their sole discretion.

      SECTION 1.7 LEASED EQUIPMENT. Sellers agree that with respect to the Leased Equipment, Sellers shall continue to make all payments pursuant to the lease agreements on the Leased Equipment, both prior to and following the Closing, including, but not limited to the lease payment and tax payments, but Purchaser agrees to pay any and all insurance premiums thereon. To the extent any or all of the lease agreements on the Leased Equipment provide for or allow the purchase of the Leased Equipment upon payment of an amount determined pursuant to the lease agreement or otherwise provide for conveyance of the Leased Equipment to Sellers, then Sellers shall obtain title to the Leased Equipment and transfer title to the Leased Equipment to Purchaser within thirty
(30) days from the date Sellers obtain title to the Leased Equipment, at no cost to Purchaser.

SECTION 2. PURCHASE PRICE AND PAYMENT

      SECTION 2.1 PURCHASE PRICE. As full payment and consideration for the sale and transfer of the Assets by Sellers to Purchaser and the other mutual agreements contained in this Agreement, at the Closing, upon the terms and subject to the conditions set forth herein, Purchaser shall pay to Sellers a total purchase price of $780,000.00 (the "Purchase Price"), representing an amount equal to Sellers' net book value of the Assets (as listed on Schedule 1.1(a)) on the Closing Date. The Purchase Price shall be payable by the execution and delivery by Purchaser to Sellers at the Closing of a promissory note (the "Note"), and Purchaser shall grant to Sellers the Option set forth in
Section 2.3.

      SECTION 2.2 NOTE. The Note, which shall be in the form of Exhibit A hereto, shall (i) bear interest at an annual rate of 4.75%, (ii) be payable quarterly in installments equal to 50% of the "Net Cash Flow" of the Business (as defined in Section 10.5), which payments shall first be applied to accrued and unpaid interest and thereafter to principal, (iii) be secured by a first priority security interest in the Assets (subject only to any prior liens existing prior to the Closing Date) and any other equipment owned from time to time by Purchaser for use in the Business, which security interest shall be evidenced by a Security Agreement in substantially the form of Exhibit B hereto, and (iv) in the event Purchaser has not paid to Sellers an amount of at least 30% of the principal amount of the Note (exclusive of any principal amount attributable to the Bridge Loan (as defined herein)) within three years of the Closing Date, then Sellers and Purchaser shall meet and if Sellers and Purchaser mutually agree to discontinue the Business, then Purchaser shall assign the Assets to Sellers, provided that in the event there has been a "change in control" in the ownership or assets of Purchaser within three years of the Closing Date and Purchaser has not paid to Sellers an amount of at least 30% of the principal amount of the Note (exclusive of any principal amount attributable to the Bridge Loan (as defined herein)) within three years of the Closing Date, Purchaser shall be in default under the Note and Sellers shall be entitled to exercise their rights under the Security Agreement to foreclose on the Assets. For purposes of this Agreement, the term "change in control" shall mean a change in the ownership or management of such manner or extent that is unacceptable to Sellers, in their reasonable discretion.

      SECTION 2.3 OPTION. In addition, at the Closing, as consideration in part for the purchase of the Assets, Purchaser shall grant to Sellers the right and option to purchase, for a period of the greater of three (3) years after the Closing Date or the date the Note is repaid in full, a 19% (at the time of exercise) equity interest in Purchaser for a purchase price equal to $1,000.00, in the form of Exhibit C (the "Option").

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLERS.

      Sellers hereby represent and warrant to and for the benefit of Purchaser as follows:

      SECTION 3.1 ORGANIZATION. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

      SECTION 3.2 SUBSIDIARIES. Sellers have no direct or indirect subsidiaries and do not own, hold or control, directly or indirectly, any shares of capital stock or any equity, ownership, management or voting interest in any corporation, general or limited partnership, limited liability company, joint venture, business trust or other business entity or association (collectively, "Entities"), except that MCM is a wholly-owned subsidiary of Metretek Florida.

      SECTION 3.3 POWER AND AUTHORITY. Each of the Sellers has all requisite right, power and authority, corporate or otherwise, to conduct its business and affairs (including the Business) as presently conducted and as proposed to be conducted, to own, lease and operate its assets and properties (including the Assets), and to execute, deliver, and perform its obligations under, this Agreement. The execution and delivery by Sellers of this Agreement and the performance by Sellers of its obligations hereunder have been duly and validly authorized by all requisite action, corporate or otherwise, of Sellers.

      SECTION 3.4 ENFORCEABILITY. This Agreement has been duly and validly executed and delivered on behalf of each Seller and constitutes a legal, valid and binding obligation of each, enforceable against each Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally, and by general principles of equity, whether applied by a court of law or in equity.

      SECTION 3.5 NO CONFLICTS. The execution and delivery by each Seller of this Agreement and the performance by each Seller of the transactions and obligations contemplated hereby do not and will not, directly or indirectly, (a) violate, conflict with, or constitute a breach of or a default (or an event that, after the giving of notice or the lapse or time or both, would constitute a default) under, any provision of (i) the articles of incorporation, bylaws or other charter or organizational documents of such Seller, (ii) any agreement among the shareholders of such Sellers or between such Seller and its shareholders, (iii) any contract, obligation, note, security agreement, mortgage, bond, indenture, lease, loan agreement, debt instrument or other instrument, commitment or agreement to which such Seller is a party or by which Seller or any of the Assets is or may be bound, or (iv) any license, franchise, approval, certificate, permit or authorization held by such Sellers or applicable to the Assets; (b) violate any applicable federal, state, local or foreign law, statute, rule, regulation or ordinance, or any order, injunction, writ, judgment, decree or ruling of any court, arbitrator or governmental, quasi-governmental, administrative or regulatory body, agency or authority ("Governmental Authority"); or (c) result in the creation or imposition of any mortgage, lien, pledge, security interest, conditional sales rights under any applicable bulk sales or bulk transfer law or other title retention agreement, or any other restriction, encumbrance or claim of any kind or description on or against any of the Assets.

      SECTION 3.6 CONSENTS. No consent, authorization, permit or approval of, notice or report to, or filing or registration with, or waiver (collectively, "Consents") by, any Person is necessary for Sellers to execute and deliver this Agreement and to perform their obligations hereunder, except the consent of Wells Fargo Business Credit, Inc., Sellers' lender ("Wells Fargo").

      SECTION 3.7 PROCEEDINGS. There are no actions, suits, claims, investigations, arbitrations, hearings or other proceedings (whether civil, criminal, administrative, investigative or informal) (collectively, "Proceedings") pending or, to the best knowledge of Sellers, threatened by, before or involving any court, arbitrator or Governmental Authority against, affecting or relating to, Sellers, the Business or the Assets (including, without limitation, relating to product liability), and Sellers do not know of any facts, circumstances, actions or omissions that could reasonable create the basis for any such Proceeding. Neither of the Sellers, nor the Business or Assets, is subject to any outstanding judgment, order, writ, injunction or decree issued by any court, arbitrator or Governmental Authority.

      SECTION 3.8 BROKERS' FEES. No broker, finder, investment broker or similar agent is or shall be entitled to receive any fee, commission or other remuneration or compensation relating to the transactions contemplated by this Agreement based on any action taken by or on behalf of Sellers.

      SECTION 3.9 TAXES. Within the times (or if later all penalties and interest related thereto having been paid in full) and in the manner prescribed, Sellers have accurately prepared in good faith and properly filed all federal, state, county and local income, franchise, excise, property, business, sales, use, employment, transfer and other tax returns, reports and forms required by law, rule, regulation or otherwise to be filed and has paid all taxes, assessments and penalties due and payable. All tax returns, reports and forms filed by Sellers accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax bases of the Assets. Sellers have timely collected, withheld and paid over all taxes required to be withheld by any federal, state, local or foreign taxing authority and complied with all information reporting requirements related thereto. No examinations or audits of the federal, state, county or local tax returns of Sellers are currently in progress or, to the best knowledge of Sellers, threatened or proposed. No deficiency or adjustment for any tax has been claimed, proposed or assessed against Sellers by any taxing authority. Sellers will pay (unless due to a good faith dispute with the taxing authorities) any and all taxes associated with the operation of the Business prior to the Closing Date, including, but not limited to, taxes accruing prior to the Closing Date but not due and payable until after the Closing Date.

      SECTION 3.10 TITLE TO AND CONDITION OF ASSETS. Sellers have and will transfer to Purchaser at Closing good and marketable title to of all of the Assets, free and clear of any and all mortgages, liens, security interests, pledges, claims, charges, encumbrances, equities, rights of first refusal, options to purchase, equitable interest, deeds of trust, claims, easements, rights-of-way, covenants, conditions or restrictions of any kind or nature whatsoever, except for (i) those disclosed on Schedule 3.10 hereto; (ii) liens for current taxes not yet due and payable or which are being disputed in good faith; (iii) mechanic's, workman's and other statutory liens incurred in the ordinary course of business; and (iv) those that, in the aggregate, are not substantive in amount and do not depart from or interfere in any material way with the current use or value of the property and have no material adverse effect on the Assets or the Business of Sellers (the "Permitted Liens").

      SECTION 3.11 REAL PROPERTY. Sellers do not own any real property. Sellers have a valid leasehold in and enjoys peaceful and quiet possession of the real property where the Business is located (the "Real Estate Lease").

      EXCEPT AS SET FORTH IN THIS SECTION 3 AND EXCEPT FOR ANY EXPRESS WARRANTY OF TITLE IN ANY DEED OR OTHER INSTRUMENT OF TRANSFER DELIVERED BY SELLER HEREUNDER, PURCHASER UNDERSTANDS AND AGREES THAT SELLERS ARE NOT MAKING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY, AS TO THE ASSETS, OR ANY PART THEREOF, OR AS TO THE CONDITION, OPERATION, OR WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, AND PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE ASSETS ARE BEING TRANSFERRED AND CONVEYED, AND AGREES TO ACCEPT THE ASSETS, ON AN "AS IS, WHERE IS, WITH ALL FAULTS" BASIS ON THE CLOSING DATE, AND IN

THEIR THEN PRESENT CONDITION, AND PURCHASER IS SOLELY RELYING UPON ITS OWN EXAMINATION THEREOF.

      Except as may be set forth in this Section 3 and the Schedules hereto, Sellers expressly disclaim any and all obligations or liability for any representations and warranties, express or implied, contained in any oral communications heretofore made by Sellers to Purchaser in the course of its investigation of Sellers, the Assets and the Business.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

      Purchaser hereby represents and warrants to and for the benefit of Sellers as follows:

      SECTION 4.1 ORGANIZATION. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado.

      SECTION 4.2 POWER AND AUTHORITY. Purchaser has all requisite right, power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement. The execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations hereunder have been duly and validly authorized by all requisite action, corporate or otherwise, of Purchaser.

      SECTION 4.3 ENFORCEABILITY. This Agreement has been duly and validly executed and delivered on behalf of Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally, and by general principles of equity.

      SECTION 4.4 NO CONFLICTS. The execution and delivery by Purchaser of this Agreement and the performance by Purchaser of the transactions and obligations contemplated hereby and thereby do not and will not (a) violate, conflict with, contravene or constitute a breach or a default (or an event that, after the giving of notice or the lapse or time or both, would constitute a default) under any provision of (i) Purchaser's articles of incorporation, bylaws or other charter or organizational documents; (ii) any contract, agreement, obligation, understanding, commitment, note, security agreement, lease, loan agreement, debt instrument or other instrument or agreement to which Purchaser is a party or by which Purchaser or any of its assets is bound; or (iii) any license, approval, certificate, permit or authorization held by Purchaser; or (b) violate any applicable federal, state or local law, statute, rule, regulation or ordinance, or any order, injunction, writ, judgment, decree, or ruling of any court, arbitrator or Governmental Authority.

      SECTION 4.5 CONSENTS. No Consent by any Person is necessary for Purchaser to execute and deliver this Agreement and to perform its obligations hereunder.

      SECTION 4.6 NO PROCEEDINGS. There are no Proceedings pending or, to the best of Purchaser's knowledge, threatened by or before any court, arbitrator or Governmental Authority against Purchaser.

      SECTION 4.7 NO BROKERS. No broker, finder, investment broker or similar agent is or shall be entitled to receive any fee, commission or other remuneration or compensation relating to the transactions contemplated by this Agreement based on any action taken by or on behalf of Purchaser.

SECTION 5. PRE-CLOSING COVENANTS.

      SECTION 5.1 CONDUCT OF BUSINESS OF SELLERS. From the date of this Agreement through the Closing Date, Sellers shall conduct the Business only in the ordinary course consistent with past practices, including but not limited to using its best efforts to (i) preserve intact the business organization and good will of MCM, including its relationships with its suppliers, customers, lenders and others having business relationships with it, (ii) perform all obligations of the Business in accordance with their terms, (iii) maintain the Assets in good operating condition, (iv) keep available the services of the present lessors, lessees, licensors, licensees, suppliers, customers, employees and agents applicable to the Business, and (v) comply with all applicable laws, rules, regulations and orders in relation to the Business.

      SECTION 5.2 ACCESS. From the date of this Agreement through the Closing Date, Sellers shall provide Purchaser and its officers, directors, employees and agents and representatives full access during normal business hours to the Assets and to the employees, agents, properties, books, contracts, accounts, commitments, records, tax returns and documents of Sellers and shall furnish to Purchaser and its agents and representatives books, records, contracts, data and information concerning the Assets and the business and affairs of Sellers as Purchaser and its agents and representatives may reasonably request. In the event that the transactions contemplated by this Agreement fail to be consummated, then Purchaser shall promptly return to Sellers all data and information furnished to it and shall keep all such data and information confidential. No investigation pursuant to this Section 5.2 shall affect any representation or warranty of Sellers or any condition to the closing obligations of Purchaser.

      SECTION 5.3 RISK OF LOSS. Until the Closing, Sellers assume all risk of loss, whether by reason of theft, fire, act of God, or other casualty, and Purchaser shall not be obligated to consummate the transactions contemplated hereby if there is any material loss of the Assets caused by any casualty, whether through the fault or negligence of Sellers or otherwise.

      SECTION 5.4 CONSUMMATION OF TRANSACTIONS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts, and will cooperate with each other, to take, or cause to be taken, as promptly as practicable, all such actions and to do, or cause to be done, all other things necessary to carry out its obligations under this Agreement and under all other agreements contemplated by this Agreement and to consummate and make effective the transactions contemplated hereby and thereby, including obtaining all Consents which are necessary in connection with the transactions contemplated hereby and thereby, provided that Purchaser shall not be obligated to assume any additional liability of Sellers or pertaining to the Assets or Business other than the Assumed Liabilities.

      SECTION 5.5 PUBLIC ANNOUNCEMENTS. Until the Closing Date or the earlier termination of this Agreement for any reason, Purchaser and Sellers shall consult with each other before issuing any press releases or otherwise making any public statements or disclosures with respect to this Agreement or the transactions contemplated hereby (directly or through affiliates) and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, except that Metretek Technologies, Inc., Sellers' parent corporation, may make a public statement without such consent to the extent the same shall be required by applicable federal securities laws, rules or regulations.

      SECTION 5.6 NOTIFICATION OF CERTAIN MATTERS. From the date of this Agreement through the Closing Date, Purchaser and Sellers each shall give prompt notice to the other of (a) the occurrence, or failure to occur, of any event, fact or circumstance the occurrence or failure of which would be reasonable likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or that breaches or is reasonably likely to breach any covenant or agreement set forth in this Agreement, and (b) any material failure on its part to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder.

      SECTION 5.7 NO SHOPPING. From the date of this Agreement through the Closing Date, neither Sellers, nor any of its officers, directors, employees, shareholders or affiliates shall, directly or indirectly, solicit, initiate, or encourage the initiation or submission of inquiries, proposals or offers from, provide any information to, enter into any agreement with, or participate in any discussions or negotiations concerning any direct or indirect acquisition of any interest in Sellers or any of the Assets (other than the sale of inventory and equipment in the ordinary course of business) by, any Person other than Purchaser. Sellers shall immediately notify Purchaser of, and communicate to Purchaser the terms of, any such inquiry, proposal or offer that it may receive.

      SECTION 5.8 EMPLOYEE MATTERS.

            (a) Sellers shall pay, and shall remain responsible after the Closing for, all compensation and benefits, including wages, salaries, commissions, bonuses, deferred compensation, severance, termination, insurance, pensions, profit-sharing, vacation, sick pay and other compensation or benefits ("Employee Compensation") to which all employees, consultants and other service providers used in the Business are entitled for all periods prior to the Closing Date. Until the Closing Date, Sellers will not, without the prior written consent of Purchaser, change the compensation or benefits of any of its employees used in the Business. Purchaser is not assuming and shall have no obligation to pay any Employee Compensation accruing prior to the Closing Date.

            (b) Purchaser may, but shall have no obligation to, offer employment to any of the current employees of Sellers as Purchaser may desire. Any employee of Sellers considered for employment by Purchase shall be subject to Purchaser's normal application and screening procedure and Purchaser's compensation and benefits policies. No provisions of this Agreement, express or implied, shall confer on any employee or former employee of Sellers any right to employment or any continued right to employment for any extended period or for employment by Purchaser.

            (c) To the extent Purchaser employs any of the current employees of Sellers in connection with the acquisition of the Assets, Purchaser shall be responsible for all Employee Compensation accruing on and after the Closing Date, and Sellers shall have no obligation with respect thereto.

SECTION 6. CONDITIONS PRECEDENT TO PURCHASER'S CLOSING OBLIGATIONS.

      The obligations of Purchaser to purchase the Assets and to take the other actions contemplated hereby to be taken by Purchaser at or prior to the Closing are subject to the satisfaction (unless waived in writing by Purchaser), at or prior to the Closing, of each of the following conditions:

      SECTION 6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by Sellers in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as if made or given on the Closing Date.

      SECTION 6.2 PERFORMANCE OF COVENANTS. Sellers shall have performed, satisfied and complied in all material respects with all covenants, agreements, obligations and conditions under this Agreement which are to be performed, satisfied or complied with by Sellers at or prior to the Closing.

      SECTION 6.3 NO PROCEEDINGS. No Proceeding shall be pending or overtly threatened by or before any court, arbitrator or Governmental Authority (a) which seeks the restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, (b) which questions the legitimacy, validity or enforceability of this Agreement the transactions contemplated hereby or (c) which, if successful, would have a Material Adverse Effect on the Assets or the Business or would materially and adversely affect the ability of Purchaser to consummate the transactions contemplated hereby or to operate the Business substantially as currently operated.

      SECTION 6.4 DELIVERIES AT CLOSING. Sellers shall have delivered to Purchaser at the Closing the Assets and each of the certificates, instruments, documents and agreements required to be delivered to Purchaser hereunder.

      SECTION 6.5 CONSENTS. All Consents, including the consent by Wells Fargo in form reasonably acceptable to Purchaser, necessary to permit the consummation of the transactions contemplated hereby shall have been duly obtained.

      SECTION 6.6 ORTHOMATIC PURCHASE ORDERS. Purchaser shall have received purchase orders from Orthomatic Adjustable Beds, Inc. ("Orthomatic") in an amount and on terms and conditions deemed acceptable to Purchaser, in its sole discretion.

SECTION 7. CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

      The obligations of Sellers to sell and deliver the Assets to Purchaser and to perform their other obligations contemplated hereby to be taken at or prior to the Closing are subject to the satisfaction (unless waived in writing by Sellers), at or prior to the Closing, of each of the following conditions:

      SECTION 7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as if made or given on the Closing Date.

      SECTION 7.2 PERFORMANCE OF COVENANTS. Purchaser shall have performed, satisfied and complied in all material respects with all of the covenants, agreements, obligations and conditions under this Agreement which are to be performed, satisfied or complied with by Purchaser at or prior to the Closing.

      SECTION 7.3 NO PROCEEDINGS. No Proceeding shall be pending or overtly threatened before any court, arbitrator or Governmental Agency which seeks the restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

      SECTION 7.4 DELIVERIES AT CLOSING. Purchaser shall have delivered to Sellers at the Closing the Purchase Price and each of the other certificates, instruments, documents and agreement required to be delivered to Sellers hereunder.

      SECTION 7.5 CONSENTS. All Consents, including the Consent by Wells Fargo, necessary to permit the consummation of the transactions contemplated hereby shall have been duly obtained.

      SECTION 7.6 ORTHOMATIC SETTLEMENT AGREEMENT. Sellers shall have entered into a settlement agreement with Orthomatic, in form acceptable to Sellers in their sole discretion, as to matters arising prior to the Closing Date.

SECTION 8. THE CLOSING

      SECTION 8.1 DATE AND PLACE. The consummation of the sale and purchase of the Assets contemplated hereby (the "Closing") shall take place at the offices of Sellers at 300 North Drive, Melbourne, Florida, at 10:00 a.m. local time, on December 30, 2004, or at such other time, date or place as the parties shall mutually agree (the "Closing Date").

      SECTION 8.2 DELIVERIES BY SELLERS. At the Closing, Sellers shall deliver or cause to be delivered to Purchaser, in form reasonably acceptable to
Purchaser:

            (a) Full, actual and unimpeded possession and enjoyment of the Assets;

            (b) A duly executed Bill of Sale, in the form of Exhibit D, transferring good and marketable title in and to the Assets, and such other instruments of sale, conveyance, assignment and transfer as may be reasonably requested by Purchaser, in order to vest in Purchaser all of Sellers' right, title and interest in and to the Assets;

            (c) A release of the Assets from any and all security interests from Wells Fargo;

            (d) True and complete copies of corporate resolutions, certified as of the Closing Date by the Secretary of each of the Sellers as having been duly adopted by the Board of Directors and, if necessary, the shareholders of such Seller, authorizing such Seller's execution and delivery of this Agreement and its consummation of the transactions contemplated hereby; and

            (e) All other items required to be delivered by Sellers pursuant to any provision of this Agreement or reasonably required by Purchaser.

      SECTION 8.3 DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver to Sellers, in form reasonably acceptable to Sellers:

            (a) The Note, in substantially the form of Exhibit A, duly executed and issued by Purchaser;

            (b) The Security Agreement, in substantially the form of Exhibit B, duly executed and issued by Purchaser;

            (c) The Option Agreement, in substantially the form of Exhibit C, duly executed and issued by Purchaser;

            (d) True and complete copies of corporate resolutions, certified as of the Closing Date by the Secretary of Purchaser as having been duly adopted by the Board of Directors of Purchaser, authorizing Purchaser's execution and delivery of this Agreement and its consummation of the transactions contemplated hereby and thereby; and

            (e) All other items required to be delivered by Purchaser pursuant to any provision of this Agreement or reasonably required by Sellers.

      SECTION 8.4 EFFECTIVENESS OF CLOSING. No action to be taken or delivery to be made at the Closing shall be effective until all of the actions to be taken and deliveries to be made at the Closing are complete.

SECTION 9. SURVIVAL AND INDEMNIFICATION

      SECTION 9.1 SURVIVAL. The indemnification obligations and the representations and warranties of the parties set forth herein shall survive the Closing and remain in full force and effect until the first anniversary of the Closing Date.

      SECTION 9.2 INDEMNIFICATION BY SELLERS. Sellers shall indemnify, defend and hold harmless Purchaser and its affiliates, successors and assigns, and the officers, directors, shareholders, partners, employees, agents and representatives of any of them, from and against any and all claims, actions, suits, proceedings demands, losses (including diminutions in value), expenses, obligations, taxes, liabilities, damages, recoveries and deficiencies (including, without limitation, interest, fines, penalties, costs of investigation, reasonable attorneys', accountants' and other professionals' fees and expenses and amounts paid in settlement) (collectively, "Damages") arising out of, based upon or resulting from (i) any breach or violation of, inaccuracy or misrepresentation in, or failure by the Sellers to perform, any representations, warranties, covenants, agreements or other obligations of the Company made in this Agreement; (ii) any act or omission of Sellers with respect to, or any event or circumstance related to, the ownership, lease or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred or existed prior to the Closing Date; and (iii) any debt, liability or obligation of Sellers not included to the Assumed Liabilities.

      SECTION 9.3 INDEMNIFICATION BY PURCHASER . Purchaser shall indemnify, defend and hold harmless Sellers and its affiliates, successors and assigns, and the officers, directors, shareholders, partners, employees, agents and representatives of any of them, from and against any and all Damages arising out of, based upon or resulting from (i) any breach or violation of, inaccuracy or misrepresentation in, or failure by Purchaser to perform, any of the representations, warranties, covenants, agreements or other obligations of Purchaser made in this Agreement; (ii) any act or omission of Purchaser with respect to, or any event or circumstance related to, the ownership, lease or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred on or after the Closing Date; and (iii) any debt, liability or obligation included in the Assumed Liabilities.

      SECTION 9.4 CLAIMS FOR INDEMNIFICATION.

            (a) Whenever any party hereunder believes it has suffered or incurred or is likely to suffer or incur any Damages, or any action or proceeding is commenced or threatened or claim is made that could result in Damages, which is reasonably likely to give rise to a claim ("Claim") for indemnification under this Agreement, the party seeking indemnification ("Indemnified Party") shall, upon obtaining knowledge thereof, promptly notify in writing the party against whom indemnification is sought ("Indemnifying Party") of the Claim and, when known, the facts constituting the basis for such Claim and the amount and nature of the Damages or an estimate thereof. The Indemnified Party's failure to timely notify Indemnifying Party of any Claim or potential Claim shall not relieve the Indemnifying Party of any liability hereunder unless and only to the extent that such failure causes Indemnifying Party to lose the right to assert any substantive rights or defenses or to the extent that the Indemnifying Party is actually prejudiced in its rights or obligations.

            (b) The Indemnified Party shall give the Indemnifying Party a reasonable opportunity to participate in and to assume the defense of any such Claim at the Indemnifying Party's own expense and with counsel of the Indemnifying Party's own selection reasonably satisfactory to the Indemnified Party provided, however, that Indemnified Party shall at all times also have the right but not the obligation, to fully participate in the defense of the Claim and to employ its own counsel at its own expense. Notwithstanding the foregoing, if the Indemnified Party reasonably determines that: (i) legal defenses may be available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party, (ii) a conflict or potential conflict of interest exists between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such Claim on behalf of the Indemnified Party), or (iii) the Indemnifying Party has not in fact employed legal counsel to assume the defense of such Claim within a reasonable time after receiving notice of the Claim, then the reasonable fees, disbursements and other charges of counsel from one separate firm selected by the Indemnified Party (and reasonably acceptable to the Indemnified Party) shall be reimbursed by the Indemnified Party promptly as they are incurred.

            (c) No party hereto shall compromise, settle or consent to the entry of any judgment with respect to any Claim without the prior written consent of the other interested party or parties (which consent shall not be unreasonably withheld or delayed) unless such compromise, settlement or consent includes an unconditional release of all other interested parties hereto from any and all liabilities on any Claims that are the subject matter thereof.

            (d) Each party hereto shall cooperate in every reasonable way with the party assuming responsibility for the defense and disposition of any such Claim, including making available to the defending party all books, records, and other material reasonably required by the defending party for its use in defending the Claim.

      SECTION 9.5 EXCLUSIVE REMEDY. Absent fraud, the exclusive remedy available to any party to this Agreement for any and all Claims shall be the indemnification set forth in this Section 9. However, nothing in this Agreement shall limit the rights of any party in the case of a Claim based on fraud by the provisions set forth elsewhere in this Section 9.

      SECTION 9.6 EFFECT OF KNOWLEDGE. No party to this Agreement shall be liable under this Section 9 for Damages resulting from any event relating to a breach of or inaccuracy of any representation or warranty if the Indemnified Party had actual knowledge of such breach or inaccuracy on or before the Closing Date of such event.

      SECTION 9.7 LIMITATION ON LIABILITY.

            (a) Notwithstanding the foregoing, the Indemnifying Party shall not be required to indemnify the Indemnified Party hereunder unless and until and only to the extent that the aggregate amount of all Damages exceeds $50,000, and then only to the extent of the excess. Sellers' aggregate liability under this
Section 9 shall not exceed the aggregate amount paid by Purchaser to Sellers through the date of the claim for indemnification under the Note.

            (b) If any event shall occur which would otherwise entitled either party to assert a claim for indemnification hereunder, no Damages shall be deemed to have been sustained by such party to the extent of (i) any tax savings realized by such party with respect thereto, or (ii) any proceeds received by such party from any insurance policies with respect thereto.

            (c) Neither party shall seek or be entitled to consequential damages or damages for lost profits in any Claim for indemnification under this Section 9 nor shall it accept payment of any award or judgment against the other party to the extent that such award or judgment includes consequential damages or damages for lost profits.

SECTION 10. ADDITIONAL POST-CLOSING COVENANTS.

      10.1 FURTHER ASSURANCES. At the Closing, Sellers, through their officers, directors, employees and agents, shall put Purchaser into full, actual and unimpaired ownership, possession, enjoyment and control of the Assets. At any time and from time to time after the Closing, Sellers shall, at the sole expense of Purchaser, execute, acknowledge and deliver any further deeds, assignments, conveyances, consents, permits and other assurances, documents and instruments of transfer reasonably requested by Purchaser, and take any and all further actions consistent with the terms of this Agreement, that may be reasonably requested by Purchaser for the purpose of more effectively and fully assigning, transferring, granting and conveying to and vesting in Purchaser all of Sellers' right, title and interest in and to, or reducing to possession, any or all of the Assets.

      10.2 TAXES.

            (a) PRE-CLOSING. Sellers shall be responsible for the timely preparation of all federal, state and local income, excise, withholding, property, sales, use, franchise and other tax returns, reports and forms pertaining to the Assets and the Business for all taxable periods ending on or before the Closing Date, and the payment in full of all amounts due thereunder.

            (b) DUE TO TRANSACTIONS. Sellers shall pay all federal, state and local sales, use, income, franchise, worker's compensation, unemployment documentary and other transfer taxes and fees arising out of the transfer of the Assets in accordance herewith, whether imposed by law on Sellers or Purchaser, and shall pay its portion, prorated as of the Closing Date, of all federal, state and local personal property taxes relating to the Assets. Purchaser shall not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to the Assets or the business being purchased for any period before the Closing Date.

      SECTION 10.3 SELLERS' WARRANTY OBLIGATIONS. After the Closing and to the extent there are any warranty claims as to products manufactured by Sellers prior to the Closing Date, Purchaser and Sellers shall, in good faith, negotiate regarding the costs and other terms and conditions for Purchaser to provide warranty related services, including maintenance and "re-working" services on the products at a commercially reasonable price and time to Sellers.

      SECTION 10.4 CONTRACT MANUFACTURING OF METRETEK FLORIDA'S AMR BUSINESS. For an initial period of six (6) months after the Closing Date, Metretek Florida shall use Purchaser as its sole source for contract manufacturing services (provided Purchaser is commercially capable of performing such services), and Purchaser shall provide contract manufacturing services, for the products and technology of Metretek Florida related to its AMR Business, at a contract manufacturing price equal to the fair market price for such services that would be paid by unrelated parties in a bona fide arms length transaction as mutually agreed to by Purchaser and Metretek Florida in good faith. Metretek Florida shall pay for such contract manufacturing services within five (5) business days of receipt of a valid and appropriate invoice for such services from Purchaser. Prior to the expiration of such six-month period, Metretek Florida and Purchaser shall negotiate in good faith for an extension of such contract manufacturing services.

      SECTION 10.5 BRIDGE LOAN.

            (a) Metretek Florida shall make available a loan to Purchaser of a maximum amount of $150,000 (the "Bridge Loan") through June 30, 2005. Purchaser shall have the right, by delivering a written request therefore to Metretek Florida, to receive a draw on the Bridge Loan one time per each calendar month an amount not in excess of $50,000 per calendar month (the "Monthly Draw"), up to the maximum amount of the Bridge Loan, provided that the amount of the Monthly Draw cannot exceed the amount of the deficit of the "Net Cash Flow" of the Business for the preceding calendar month, as supported by monthly financial statements and net cash flow calculations certified by an officer of Purchaser and delivered to Metretek Florida prior to a written request for a Monthly Draw. For purposes of this Agreement, the term "Net Cash Flow" of the Business shall mean and be equal to the amount the cash operating revenues exceed the cash operating expenses of the Business.

            (b) Any Monthly Draws on the Bridge Loan shall be evidenced by, and shall be added to the principal balance of, the Note. Any amounts paid on the Note shall be first applied to any outstanding balance of the Bridge Loan.

            (c) Purchaser shall make repayments on the Bridge Loan within 30 days after any calendar month in which the Net Cash Flow is positive, equal to 75% of the Net Cash Flow of the Business for the preceding calendar month. After the Bridge Loan has been repaid in full, Purchaser's repayment obligations on the Note return to 50% of the Net Cash Flow of the Business.

            (d) Until the Bridge Loan has been repaid in full, (i) Purchaser shall not materially increase the compensation payable to, or issue any bonuses or other additional compensation of any type or amount other than at the level that existed immediately prior to the Closing Date, or make any loans, dividends or other distributions of any type, nature or amount, or permit any other cash payments to or withdrawals by (regardless of the nature, type, title or amount thereof other than usual and customary compensation for services rendered in an amount not increased on or after the Closing Date), to the officers, directors, shareholders and affiliates of Purchaser ("Special Compensation"); and (ii) Purchaser shall not increase the wages or salary of any non-hourly employees and shall not pay any employees total annual compensation in excess of $100,000 per year, without the prior written consent of Metretek Florida, which consent shall not be unreasonably withheld. After the Bridge Loan has been repaid in full and no further Monthly Draws have been made, but until the Note has been repaid in full, the aggregate amount of Special Compensation in any calendar month in excess of 50% of the New Cash Flow of the Business for the preceding month.

      SECTION 10.6 SECURITY INTERESTS IN ASSETS OF PURCHASER. From the date hereof until the date the Note is repaid in full, Purchaser agrees it shall not grant any security interest, pledge or other interest in or to any of the Assets or any of its other equipment, except to Sellers.

      SECTION 10.7 PURCHASER'S USE OF SELLERS' ACCOUNTING SYSTEM. For a period of up to two months after the Closing Date, Sellers shall make available to Purchaser, without cost, reasonable use of Sellers' accounting system, including employees and technology, for use in connection with the Business.

      SECTION 10.8 PURCHASER'S USE OF SELLERS' FACILITIES. Until June 30, 2005, Sellers shall make available to Purchaser, without cost, reasonable use of Sellers' manufacturing facilities located at 300 North Drive, Melbourne, Florida, for use in connection with the Business.

      SECTION 10.9 METRETEK FLORIDA INVOICES FOR CONTRACT MANUFACTURING INVENTORY. Purchaser agrees to pay Metretek Florida for any inventory of parts transferred to Purchaser by Metretek Florida for contract manufacturing services rendered for customers of Purchaser (other than Metretek Florida or its customers), within 60 calendar days of receipt of a valid and appropriate invoice for such parts from Metretek Florida.

      SECTION 10.10 METRETEK FLORIDA RIGHT OF INSPECTION OF INVENTORY AND RECORDS. Metretek Florida shall have the right of access, upon reasonable request and during reasonable times, to inspect the inventory of the Business and the books and records of Purchaser related thereto, and shall have the right to conduct audits, cycle counts and other reasonable inspection measures in order to confirm that transfers of inventory parts from Metretek Florida to Purchaser have been properly made and recorded.

SECTION 11. TERMINATION AND CONFIDENTIALITY.

      SECTION 11.1 EVENTS OF TERMINATION PRIOR TO CLOSING. This Agreement may be terminated at any time prior to the Closing as follows:

            (a) By mutual written agreement of Sellers and Purchaser;

            (b) By Sellers or Purchaser by giving written notice to the other, if the non-terminating party shall have failed to perform, satisfy or comply with any of its obligations, agreements, or covenants to be performed, satisfied, or complied with hereunder prior to the Closing, or if the non-terminating party materially breaches any of its representations, warranties or covenants hereunder;

            (c) By any party hereto by giving written notice to the other parties hereto if the Closing Date has not occurred on or before December 31, 2004, unless such party's intentional failure to fulfill any obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date; or

            (d) By Purchaser or Sellers if any court, arbitrator or Governmental Authority of competent jurisdiction shall have issued an order, judgment, decree, ruling or taken other action restraining, enjoining or otherwise prohibiting the transaction contemplated hereby.

      SECTION 11.2 EVENTS OF TERMINATION AFTER CLOSING. This Agreement may be terminated at any time within 90 days after the Closing Date as follows:

            (a) By mutual written agreement of Metretek Florida and Purchaser;

            (b) By Purchaser, by giving written notice thereof to Metretek Florida, if Orthomatic reduces its purchase orders and commitments from the Business below a level deemed commercially reasonable by Purchaser, in its reasonable discretion, and Purchaser provides reasonable evidence thereof to Metretek Florida; or

            (c) By Metretek Florida, by giving written notice thereof to Purchaser, if Metretek Florida determines, in its reasonable judgment, that the Business has no reasonable chance to be commercially successful or generate positive Net Cash Flow in the next 6-12 months, provided such right of termination by Metretek Florida shall be terminated if Purchaser repays in full the outstanding balance of the Bridge Loan and any and all other accounts payable then outstanding and owed by Purchaser to Metretek Florida within 14 calendar days of receipt of such notice of termination.

      SECTION 11.3 EFFECTS OF TERMINATION.

            (a) PRE-CLOSING. If any party terminates this Agreement in accordance with Section 11.1, then all rights and obligations of the parties shall cease, except for the obligations set forth in Sections 11.4 and 12 which shall survive such termination; provided, however, that any termination of this Agreement shall not affect the rights of either Sellers or Purchaser against the other for breach of any representation, warranty, covenant or agreement set forth in this Agreement.

            (b) POST-CLOSING. If any party terminates this Agreement in accordance with Section 11.2, then (i) all rights and obligations of the parties shall cease, except for the obligations set forth in Sections 11.3(b), 11.4 and 12 which shall survive such termination, provided that any termination of this Agreement shall not affect the rights of either Sellers or Purchaser against the other for breach of any representation, warranty, covenant or agreement set forth in this Agreement; (ii) as soon as practicable but no later than two weeks after either party has provided notice of such termination, Purchaser shall return all of the Assets, other than inventory and parts sold in the ordinary course of business prior to the date of termination; (iii) within two weeks of either party providing notice of such termination, Purchaser shall cause the transfer all of its capital stock and all of its assets to Metretek Florida, and Metretek Florida agrees to use, and if it deems commercially reasonable to sell upon such terms and conditions as it deems commercially reasonable, such stock and assets for the following purposes: first, to repay any outstanding balance on the Bridge Loan; second, to repay any outstanding balance on the Note; third, to recover any outstanding accounts payable amounts owed by Purchaser to Metretek Florida; and fourth, to settle any trade debts of the Business that remain outstanding.

      SECTION 11.4 CONFIDENTIALITY. Notwithstanding the provisions of this
Section 11, if for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

SECTION 12. GENERAL PROVISIONS.

      SECTION 12.1 GOVERNING LAW. This Agreement shall in all respects be governed by and construed and enforced in accordance with the internal substantive laws of the State of Florida without giving effect to any principle or rule of conflict or choice of laws. Any action, suit, or other proceeding seeking to enforce any right, remedy, obligation, duty, covenant or provision of, or arising out of, this Agreement shall be brought and entered against any party hereto exclusively in any federal or state court of the State of Florida or of the United States located in the State of Florida. Each party hereto irrevocably submits to the personal jurisdiction of any such court and irrevocably waives, to the fullest extent of the law, any objection that it may now or hereafter have to the laying of venue in any such court and any claim that such action, suit or proceeding has been brought in an inconvenient form.

      SECTION 12.2 EXPENSES. Each of the parties to this Agreement agrees to pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel, accountant and other advisers and agents.

      SECTION 12.3 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, except that Sellers have the right, without the consent of Purchaser, to assign its rights (but not its obligations) hereunder to Wells Fargo or its affiliates.

      SECTION 12.4 AMENDMENTS. This Agreement may not be amended or modified in any manner in whole or in part except by a writing signed by all parties to this Agreement that specifically states that it amends this Agreement.

      SECTION 12.5 NOTICES. Any and all notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given hereunder (i) when delivered to such party in person; (ii) upon receipt of confirmation of delivery if when sent by facsimile transmission or electronic mail; (iii) one business day after deposit during normal business hours with a nationally recognized overnight courier service, with written verification of delivery; or (iv) five business days after being sent by first class (registered or certified) mail, postage prepaid, return receipt requested, in each case to such party at the following addresses:

                                            If to Sellers:

                                            Metretek, Incorporated.
                                            300 North Drive
                                            Melbourne, Florida  32934
                                            Attn: A. Bradley Gabbard
                                            Telephone: (407) 259-9700
                                            Facsimile: (407) 259-2900
                                            E-mail: abgden@aol.com

                                            With copies to:

                                            Metretek Technologies, Inc.
                                            303 East Seventeenth Avenue, Suite
                                            660
                                            Denver, Colorado  80203
                                            Attn: W. Phillip Marcum
                                            Telephone: (303) 785-8080
                                            Facsimile: (303) 785-8085
                                            E-mail: wpmarcum@aol.com

                                            Kegler, Brown, Hill & Ritter Co.,
                                            L.P.A.
                                            65 East State Street, Suite 1800
                                            Columbus, Ohio  43215
                                            Attn: Paul R. Hess, Esq.
                                            Telephone: (614) 462-5400
                                            Facsimile: (614) 464-2634
                                            E-mail: phess@keglerbrown.com

                                            If to Purchaser:

                                            Instrutech Florida, LLC
                                            1401 Ken Pratt Blvd.
                                            Longmont, Colorado 80501
                                            Attention: Jerry Howard
                                            Telephone: 303-651-0551

                                            Facsimile: 303-7749520
                                            E-mail: jerryh@instrutechinc.com

                                            With copies to:

                                            Timothy R. Buchanan, P.C.
                                            Attorneys at Law
                                            7703 Ralston Road
                                            Arvada, Colorado 80002
                                            Attention: Timothy R. Buchanan, Esq.
                                            Telephone: (303) 431-9141
                                            Facsimile: (800) 803-6648
                                            E-mail: trbpc@attglobal.net

      Any party may change its designated address by giving written notice thereof to all other parties hereto in the manner provided in this Section 12.5. Any party hereto may send any notice, request, demand, or other communication to the intended recipient at the address above by using any other means, but no such notice, demand, request or other communication shall be deemed had been given until it is actually received by the recipient.

      SECTION 12.6 WAIVER. The obligations of any party hereto may be waived only with the written consent of the party entitled to the benefits or obligations so involved. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any provision of this Agreement on one or more occasions shall not be considered a continuing waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

      SECTION 12.7 SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable in any situation, the balance of this Agreement shall remain in effect, and such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of that provision in any other situation or legality, validity or enforceability of any other provision of this Agreement.

      SECTION 12.8 HEADINGS. The headings used in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      SECTION 12.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      SECTION 12.10 INTERPRETATION OF CERTAIN PROVISIONS. Except as otherwise expressly provided herein, as used in this Agreement:

                  (i) Any reference to any federal, state, local or foreign statute or law shall be deemed also to include a reference to all rules and regulations promulgated thereunder.

                  (ii) The term "including" means "including, without limitation".

                  (iii) The term "Entity" means any corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, estate, or any other form of business or entity.

                  (iv) The term "Governmental Authority" means any federal, state, local or foreign government, quasi-governmental administration or regulatory body, agency or authority.

                  (v) The term "Person" means and includes any individual, Entity or Governmental Authority.

                  (vi) The number and gender of each noun and pronoun and the terms "Person" and "Persons" and the like shall be construed to mean such number and gender as the context, the circumstances or its antecedent may require.

                  (vii) The terms "hereof", "herein", "hereunder" and words of similar import refer to this Agreement as a whole, and not to any Section, subsection or clause of this Agreement.

                  (viii) Each reference to a Section means such Section of this Agreement.

                  (ix) Each reference to a Schedule or Exhibit means such Schedule or Exhibit to this Agreement.

      SECTION 12.11 NO THIRD PARTY BENEFICIARIES. Except as expressly provided in this Agreement, this Agreement does not confer or create, is not intended by the parties hereto to confer or create, and shall not be construed to as conferring or creating, upon any person or entity other than the parties hereto and their successors and permitted assigns any rights, remedies or causes of action under or by reason of this Agreement.

      SECTION 12.12. CONSTRUCTION. All parties to this Agreement participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

      SECTION 12.13 SCHEDULES AND EXHIBITS. The Schedules and Exhibits attached to this Agreement are incorporated into and made a part of this Agreement as if they were fully set forth herein.

      SECTION 12.14 SPECIFIC PERFORMANCE; CUMULATIVE REMEDIES. The parties hereto acknowledge and agree that the transactions contemplated by this Agreement are unique in that remedies at law for any breach or threatened breach of this Agreement would be an inadequate remedy for any loss, and that any defense in any action for specific performance that a remedy at law would be adequate is hereby specifically waived. Accordingly, in the event of any actual or threatened breach to any of the terms of this Agreement, the non-breaching party shall have the right of specific performance and injunctive relief giving effect to its rights under this

Agreement, in addition to any and all other rights and remedies, at law or in equity, and all such rights and remedies are cumulative.

      SECTION 12.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, including counterparts executed by less than all positions hereto, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 12.16 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements, agreements and understandings, whether oral or written, among the parties hereto in connection with the subject matter of this Agreement.

 (Remainder of Page intentionally left blank -- Next page is the Signature Page)

      IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed and delivered on their behalf of the parties hereto by their duly authorized officers as of the date first above written.

                                               SELLERS:

                                               METRETEK CONTRACT MANUFACTURING
                                               COMPANY, INC.

                                               By: /s/ A Bradley Gabbard
                                                   ---------------------------
                                               Its: Executive Vice President

                                               METRETEK, INCORPORATED

                                               By: /s/ A Bradley Gabbard
                                                   ----------------------------
                                               Its: Executive Vice President

                                               PURCHASER:

                                               INSTRUTECH FLORIDA, LLC

                                               By: /s/ Jerry Howard
                                                   ----------------------------
                                               Its: President